UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 31, 2009, Great China International Holdings, Inc., entered into a Subscription Agreement with Jiang Peng for the sale and purchase of 3,565,714 shares of common stock at a price of $0.35 per share, or a total of $1,247,999.90. Mr. Jiang was required to complete payment for the shares and close the transaction on or before February 28, 2010. At the time of the transaction Mr. Jiang was an officer, director and holder of more than 5% of our outstanding common stock.

Mr. Jiang advised us that he will not complete the purchase of shares contemplated by the Subscription Agreement, and requested cancellation of the Subscription Agreement and related obligation. On February 24, 2010, the board of directors approved cancellation of the Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: February 24, 2010	By:	/s/ Sun Dongqing
Sun Dongqing, Chief Financial Officer